Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-000000) pertaining to the Duff & Phelps Corporation 2007 Omnibus Stock Incentive Plan of our report dated June 17, 2005, with respect to the financial statements of Standard & Poor's Corporate Value Consulting included in the Registration Statement (Form S-1 No. 333-143205) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
December 17, 2007